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                                                                         EX 99.1


     SANTA CLARA, Calif. -- (BUSINESS WIRE) -- May 26, 1999 -- 8x8, Inc. (Nasdaq: EGHT), a leading supplier of multimedia communications technology and systems, has named Dr. Theodore J. Beck vice president of manufacturing.
     Dr. Beck replaces Dr. Sam Wang, who resigned from the company and from 8x8's Board of Directors, to pursue other interests. Dr. Wang's seat on the board will not be filled, reducing the Board to eight members.
     "We appreciate Sam's contributions to our company as an officer and member of our board of directors and we wish him continued success in his future endeavors," said Paul Voois, chairman and chief executive officer of 8x8.
     "We are fortunate to have someone with Ted's capabilities to lead our manufacturing department. Ted has been a significant player helping develop a strong manufacturing team at 8x8 which is fast, reliable, and enables us to deliver semiconductor and system programs to market faster than our competitors," said Keith Barraclough, president and COO. "Most recently, Ted has been instrumental in bringing our manufacturing systems up to speed for the twenty-first century and implementing an online system that is electronic-business capable and Y2K compliant."
     Dr. Beck, 31, will oversee all of 8x8's system manufacturing wafer fabrication operations and will report to Barraclough. His extensive background in systems manufacturing strengthens 8x8's management team as the company executes its IP telephony strategy. Beck joined 8x8 as director of systems manufacturing 1997. Previously he was a project manager at Automaker, Inc., a Texas maker of automated manufacturing systems. Dr. Beck received his Bachelor of Science in Electronic Engineering from the University of Texas. He received both his Master of Science in Manufacturing Systems and Engineering and Ph.D. in Electrical Engineering from Stanford University.

     About 8x8
     8x8 is a leading manufacturer of digital telecommunications technology, including IP telephony gateways, software and semiconductors. By leveraging its technology expertise in audio video compression and communication protocols, the company is providing systems and software to network and telecommunications equipment providers, cable television system operators, and local exchange carriers. For more information, visit 8x8's web site at http://www.8x8.com.

     This press release contains forward-looking statements. 8x8's actual results may differ materially from the results discussed, implied or forecasted in the forward-looking statements due to factors including in particular a history of losses, uncertainty of future profitability, potential fluctuation in future operating results,

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dependence on key customers, the uncertainty of market acceptance of products and technology, rapid technological change, compliance industry standards, dependence on key personnel, dependence on new product introduction, current and potential competition and the need for additional capital. Further information on these and other factors that could affect the actual results of 8x8 are included in 8x8's Report on Form 10-K for the year ended March 31, 1999, which is on file with the Securities and Exchange Commission. 8x8 assumes no obligation to revise or update any forward-looking statements contained in this press release.


        CONTACT:   8x8, Inc.
                   Scott St. Clair
                   408/654-0998
                   scottsc@8x8.com
                         or
                   Ruder Finn
                   Stacy Lipschitz/Lauren Felice
                   212/583-2757 / 212/593-6370
                   lipschitzs@ruderfinn.com
                   felicel@ruderfinn.com

        KEYWORD:   CALIFORNIA
        INDUSTRY KEYWORD: TELECOMMUNICATIONS COMPUTERS/ELECTRONICS INTERACTIVE/MULTIMEDIA/INTERNET MANAGEMENT CHANGES

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